AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment to Participation Agreement (the “Agreement”), made and entered into this 17th day of March, 2014 by and among Great-West Life & Annuity Insurance Company (“GWL&A”), Great-West Life & Annuity Insurance Company of New York (“GWL&A-NY”) (collectively the “Company”), T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc., T. Rowe Price International Series, Inc. (collectively, the “Funds”) and T. Rowe Price Investment Services, Inc. (the “Underwriter”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the original Agreement (defined below).

WHEREAS, the Company, the Funds and the Underwriter are parties to a Participation Agreement dated February 1, 2002, as amended (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional separate Accounts; and

WHEREAS, the Parties and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1.	All references to the Account now include the COLI VUL-2 Series Account of GWL&A;
2.	All references to the Account now include the COLI VUL-2 Series Account of GWL&A-NY;
3.	All references to the Account now include the COLI VUL 4 Series Account of GWL&A; and
4.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference into this Amendment.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Susan Gile
Name:	Susan Gile
Title:	VP- Individual Markets
Date:	3-17-2014

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK

By:	/s/ Ron Laeyendecker
Name:	Ron Laeyendecker
Title:	Senior Vice President
Date:	3-17-2014

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:	/s/ David Oestreicher
Name:	David Oestreicher
Title:	Vice President
Date:	3/25/14

T. ROWE PRICE EQUITY SERIES, INC.

By:	/s/ David Oestreicher
Name:	David Oestreicher
Title:	Vice President
Date:	3/25/14

T. ROWE PRICE FIXED INCOME SERIES, INC.

By:	/s/ David Oestreicher
Name:	David Oestreicher
Title:	Vice President
Date:	3/25/14

T. ROWE PRICE INVESTMENT SERVICES, INC.

By:	/s/ Fran Pollack-Matz
Name:	Fran Pollack-Matz
Title:	Vice President
Date:	3/26/14

SCHEDULE A

Name of Separate Account	Date Established by Board of Directors

COLI VUL-2 Series Account of GWL&A	November 25, 1997
COLI VUL-4 Series Account of GWL&A	November 25, 1997
COLI VUL-7 Series Account of GWL&A	November 23, 1999
COLI VUL-14 Series Account of GWL&A	January 20, 2001
COLI VUL-1 Series Account of GWL&A-NY	February 14, 2006
COLI VUL-2 Series Account of GWL&A-NY	February 14, 2006
Variable Annuity-1 Series Account of GWL&A	July 24, 1995
Variable Annuity-1 Series Account of GWL&A-NY	January 15, 1997
Variable Annuity-2 Series Account of GWL&A	June 25, 2009
Variable Annuity-2 Series Account of GWL&A-NY	September 13, 1989

Designated Portfolios

T. Rowe Price Equity Series, Inc.

•	T. Rowe Price Equity Income Portfolio
•	T. Rowe Price Equity Income Portfolio II
•	T. Rowe Price New America Growth Portfolio
•	T. Rowe Price Personal Strategy Balanced Portfolio
•	T. Rowe Price Mid-Cap Growth Portfolio
•	T. Rowe Price Mid-Cap Growth Portfolio II
•	T. Rowe Price Blue Chip Growth Portfolio
•	T. Rowe Price Blue Chip Growth Portfolio II
•	T. Rowe Price Equity Index 500 Portfolio
•	T. Rowe Price Health Sciences Portfolio
•	T. Rowe Price Health Sciences Portfolio II

T. Rowe Price Fixed Income Series, Inc.

•	T. Rowe Price Limited-Term Bond Portfolio
•	T. Rowe Price Limited-Term Bond Portfolio II
•	T. Rowe Price Prime Reserve Portfolio

T. Rowe Price International Series, Inc.

•	T. Rowe Price International Stock Portfolio

And any other portfolios or series of the Funds that are available and open to new investors on or after the effective date of this Agreement.